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                                                                       EXHIBIT 5

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                August 21, 1997



(310) 552-8500                                                     C 87007-01328

Standard Pacific Corporation
1565 West MacArthur Boulevard
Costa Mesa, CA 92626

     Re:  Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     We have acted as special counsel to Standard Pacific Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission relating to 2,000,000 shares (the "Shares") of the Company's common stock, $.01 par value, including rights to purchase Series A Junior Participating Cumulative Preferred Stock of the Company attached thereto. The Shares have been reserved for issuance upon the exercise of options granted and to be granted pursuant to the Company's 1997 Stock Incentive Plan (the "Plan") and related stock option agreements.

     We have examined and relied upon originals or copies of such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and other documents as we have deemed relevant and necessary for the purpose of rendering this opinion. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals and the conformity to original documents of all documents submitted to us as copies.
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[LOGO OF GIBSON, DUNN & CRUTCHER LLP]

Standard Pacific Corporation
August 21, 1997
Page 2


     On the basis of the foregoing examination and assumptions and in reliance thereon, it is our opinion that, when issued in accordance with the terms of the Plan and related stock option agreements filed as Exhibits 99.1, 99.2, 99.3 and
99.4 to the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference made to this firm and the use of its name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                       Sincerely,

                                       /s/ Gibson, Dunn & Crutcher LLP
                                       GIBSON, DUNN & CRUTCHER LLP

GDC/CAH/FEA/rc